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                                                                    Exhbit 10.40

                             FIRST AMENDMENT TO THE
                            PARTNERSHIP AGREEMENT OF
             TIME WARNER ENTERTAINMENT-ADVANCE/NEWHOUSE PARTNERSHIP

      FIRST AMENDMENT TO THE PARTNERSHIP AGREEMENT OF TIME WARNER
ENTERTAINMENT-ADVANCE/NEWHOUSE PARTNERSHIP, dated as of February 12, 1998 (this "Amendment") among Time Warner Entertainment Company, L.P., a Delaware limited partnership ("TWE"), Advance/Newhouse Partnership, a New York general partnership ("Advance/Newhouse"), and Paragon Communications, a Colorado general partnership ("Paragon").

      WHEREAS, Time Warner Entertainment-Advance/Newhouse Partnership, a New York general partnership (the "Partnership"), was formed between TWE and Advance/Newhouse pursuant to a Partnership Agreement dated as of September 9, 1994, as amended (the "Partnership Agreement");

      WHEREAS, pursuant to an Agreement, dated as of October 27, 1997 among Advance Publications, Inc., Newhouse Broadcasting Corporation, Advance/Newhouse, TWE, TW Holding Co. and the Partnership (the "Transaction Agreement"), each of TWE and TW Holding Co. has agreed to contribute to the Partnership certain assets and Advance/Newhouse has agreed to contribute to the Partnership additional cash;

      WHEREAS, in accordance with Section 11(d) of the Transaction Agreement, pursuant to a notice dated February 11, 1998 from TWE to Advance/Newhouse, TWE has elected to substitute Paragon for TW Holding Co. and, thus, Paragon has become obligated to make such contributions or beneficial assignments to the Partnership;

      WHEREAS, pursuant to Section 15.4 of the Partnership Agreement, the Partnership Agreement may be amended by an instrument in writing signed by TWE and Advance/Newhouse; and

      WHEREAS, the parties hereto desire to enter into this Amendment to reflect the admission of Paragon to the Partnership as a Partner and certain other amendments in connection with the transactions contemplated by the Transaction Agreement.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:
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                                       I.

                             AMENDMENTS TO SECTION 1

      (1) The following definitions shall be added to the Partnership
Agreement:

            "Adjusted Tax Amount" means, for any year, with respect to any Partner, the product of (i) such Partner's Percentage Interest, and (ii) the amount determined by dividing (a) the product of (I) the Special Tax Amount of Advance/Newhouse for such year, and (II) the Rate Differential, by (b) the Advance/Newhouse Percentage Interest.

            "Advance/Newhouse Contribution Amount" has the meaning ascribed thereto in Section 6 of the Transaction Agreement.

            "Advance/Newhouse Loss Amount" means, with respect to a Fiscal Year, an estimate of the maximum amount of Taxable Loss of the Partnership for such Fiscal Year that is utilizable to offset other income, whether from the Partnership or any other source, of Advance/Newhouse or the Persons that are the taxpayers with respect to income of Advance/Newhouse (after taking into account the Special Income of Advance/Newhouse for such Fiscal
      Year).

            "Applicable Contribution Period" means, with respect to any asset contributed to the Partnership, (a) if for Federal income tax purposes such asset was deemed contributed to the Partnership on or before June 8, 1997, five years, (b) if for Federal income tax purposes such asset was deemed contributed to the Partnership after June 8, 1997, seven years, and
      (c) in the event that the time period specified in Section 704(c)(1)(B) of the Code (or any successor provision) is amended, then for any asset deemed for Federal income tax purposes to be contributed on or after the effective date of such amendment, the time period specified in such amendment.

            "Common Tax Amount" means, for any year, with respect to any Partner, the amount obtained by multiplying (a) the Effective Tax Rate for such year by (b) the excess, if any, of (i) the sum of the Net Profit or Gross Profit allocated to such Partner for such year (other than pursuant to Sections 5.3(b)(i), 5.3(b)(ii), 5.3(b)(iii), 5.3(d)(i) and 5.3(d)(ii)),
      over (ii) the Net Loss or Gross Loss allocated to such Partner for each prior year (other than pursuant to Section 5.3(d)(ii) and 5.3(c)(ii)) but only to the extent that the amounts set forth in this clause (ii) were not used in reducing the Common Tax Amount for such prior year or any intervening year.

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            "Debt Shift Tax Amount" means, with respect to a restructuring pursuant to Section 8.2, the sum of :

                  (i) the product of (a) the Special Effective Tax Rate for the year in which such restructuring occurs, and (b) the excess, if any, of
      (I) the amount of the Partnership's liabilities at the time of such restructuring assumed by Advance/Newhouse pursuant to Section 8.2(b)(iv), over (II) the sum of (x) the tax basis of Paragon in its Partnership Interest immediately prior to such restructuring (taking into account adjustments required by Section 704(c)(1)(B) of the Code, if any), and (y) the amount of the Partnership's liabilities at the time of such restructuring guaranteed by Paragon pursuant to Section 8.2(b)(iv), and

                  (ii) the present value, using the Discount Rate, of an amount for each of the Remaining Years equal to the product of (a) the Special Effective Tax Rate for the year in which such restructuring occurs, and
      (b) the product of (I) (y) the amount determined under clause (i)(b) above divided by (z) the number of Remaining Years, and (II) the Tax Adjustment Percentage for such year of restructuring.

            "Determined Percentage" means either (a) 39% if TWE delivers a Restructuring Notice at any time or Advance/Newhouse delivers a Restructuring Notice after July 1, 2000, unless the Winston-Salem, North Carolina cable system owned, as of the date of the Transaction Agreement, by Summit Communications Group Inc. is included among the assets to be allocated to one of the Asset Pools, such system having been transferred to the Partnership at a mutually agreeable price or such transfer at such price being probable during the time frame set forth in Section 8, or (b) 35% (in all other instances).

            "Discount Rate" means the product of (a) the sum of (i) the rate on outstanding obligations of the United States with remaining periods to maturity equal to the weighted average of the remaining useful lives at the time of determination of the assets contributed to the Partnership and
      (ii) one and one-half percentage points, and (b) the excess of one (1) over the effective combined rate of Federal, state and local income and franchise tax applicable to corporations at the time of determination, assuming the combined state and local income and franchise tax is 2.5% (after benefit of Federal taxes).

            "Effective Date" has the meaning ascribed thereto in Section 6 of the Transaction Agreement.


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            "Excess Debt Shift Tax Amount" means, with respect to a
      restructuring pursuant to Section 8.2 and with respect to the assets contributed by Paragon and specified in calculating the Restructuring Deferred Tax Amount, the excess, if any, of (a) the Debt Shift Tax Amount over (b) the product of (y) the Special Effective Tax Rate for the year in which such restructuring occurs, and (z) the sum of (1) the Special Income attributable to such assets for each Fiscal Year (or portion thereof) subsequent to such restructuring (assuming that such restructuring did not occur), and (2) the Maximum Income Amount for each such subsequent Fiscal Year (or portion thereof) based on the Special Income determined in clause
      (1).

            "Final Determination" means (i) a decision, judgment, decree or other order by a court of original jurisdiction which has become final (i.e., the time for filing an appeal shall have expired)), (ii) a closing agreement made under Section 7121 of the Code or any other settlement agreement entered into in connection with an administrative or judicial proceeding, provided, however, that any refund claim shall be deemed approved without regard to any required approval by the Joint Committee on Taxation, (iii) the expiration of the time for instituting a claim for refund, or if a claim was filed, the expiration of the time for instituting suit with respect thereto or (iv) in any case where judicial review shall be unavailable, a decision, judgment, decree or other order of an administrative official or agency which has become final.

            "Gross Loss" means, with respect to any year, the items of deduction or loss of the Partnership computed on the same basis that Net Profit and Net Loss are computed for purposes of this Agreement.

            "Gross Profit" means, with respect to any year, the items of income and gain of the Partnership computed on the same basis that Net Profit and Net Loss are computed for purposes of this Agreement.

            "Maximum Income Amount" means, for any year, with respect to any Partner, an amount equal to the product of (i) the Tax Adjustment Percentage for such year, and (ii) the Special Income of such Partner for such year.

            "Negative Put Deferred Tax Amount" means, with respect to a sale of Advance/Newhouse Common Partnership Units pursuant to Section 9, the product of (x) the Advance/Newhouse Percentage Interest at the time of such


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      sale and (y) the sum of the amounts determined as follows with respect to each of TWE and Paragon with respect to the assets of the Partnership at the time of the Advance/Newhouse Common Put Closing that were contributed by TWE and Paragon, respectively:

                        (a) the product of (i) the Special Effective Tax Rate
            for the year in which such sale occurs, and (ii) the sum of (A) the Special Income attributable to such assets for the Fiscal Year (or portion thereof) in which such sale occurs, (B) the excess of (y) the Maximum Income Amount of such Fiscal Year (or portion thereof) (based on the Special Income determined in clause (A)) and for all prior years, over (z) the Net Profit allocated to such Partner pursuant to Section 5.3(b)(iii) for such Fiscal Year (or portion thereof) and all prior Fiscal Years, and (C) to the extent any Net Loss or Gross Loss allocated to such Partner for any prior year was used to reduce such Partner's Special Tax Amount for any prior year (pursuant to clause (b)(ii)(y) of the definition of Special Tax Amount) and was not subsequently used to increase such Partner's Special Tax Amount (pursuant to clause (b)(i)(z) of such definition), an amount (expressed as a positive number) equal to the sum of such Net Loss and Gross Loss, and

                        (b) the present value, using the Discount Rate, of an
            amount for each Fiscal Year (or portion thereof) subsequent to such sale equal to the product of (I) the Special Effective Tax Rate of such Partner for the year in which such sale occurs, and (II) the sum of (A) the Special Income attributable to such assets for each such subsequent Fiscal Year (or portion thereof), and (B) the Maximum Income Amount for each such subsequent Fiscal Year (or portion thereof) based on the Special Income determined in clause
            (A)).

            "Net Tax Amount" means, for any year, with respect to any Partner, the sum of (i) the Common Tax Amount of such Partner for such year, (ii) the Special Tax Amount of such Partner for such year, and (iii) the Adjusted Tax Amount of such Partner for such year.

            "Paragon" means Paragon Communication, a Colorado general partnership (or any successor).


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            "Paragon 704(c)(1)(B) Tax Amount" means, on a restructuring and with respect to assets described in Section 8.2(b)(vii)(A)(I), the sum of:

                  (i) the product of (a) the Special Effective Tax Rate for the year in which such restructuring occurs, and (b) the gain recognized as a result of such restructuring by Paragon with respect to such assets pursuant to Section 704(c)(1)(B) of the Code (taking into account Section 704(c)(2) and assuming, for purposes of calculating such gain, that the fair market value of such assets is equal to their Gross Asset Value at the time of such restructuring), and

                  (ii) the present value, using the Discount Rate, of an amount for each of the Remaining Years equal to the product of (a) the Special Effective Tax Rate for the year in which such restructuring occurs, and
      (b) the product of (I) (y) the amount determined under clause (i)(b) above divided by (z) the number of Remaining Years, and (II) the Tax Adjustment Percentage for such year of restructuring.

            "Paragon Percentage Interest" means a fraction (expressed as a percentage) the numerator of which is the number of Common Partnership Units owned by Paragon and the denominator of which is the total number of Common Partnership Units owned by all Partners.

            "Paragon Preferred Capital Contribution" means, with respect to Paragon, a Capital Contribution by Paragon pursuant to this Agreement (other than cash deemed contributed in exchange for Preferred Partnership Units pursuant to Section 4.1(e)) of assets having a fair market value of $1,000 for each Paragon Preferred Partnership Unit issued to Paragon pursuant to Section 4.2(b).

            "Paragon Preferred Partnership Unit" means Paragon's right to distributions in an amount equal to the Priority Return allocable to the Paragon Preferred Capital Contribution of $1,000 and the right to a return of such Paragon Preferred Capital Contribution in redemption thereof, all of which shall be payable in accordance with Section 5, together with all allocations of income attributable thereto, as specified in Section 5.

            "Paragon Redemption Event" means the delivery of a written notice by Paragon to the Partnership indicating that it wishes the Partnership to redeem its Preferred Partnership Units.


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            "Percentage Interests" means the Advance/Newhouse Percentage
      Interest, the TWE Percentage Interest and the Paragon Percentage Interest.

            "Positive Put Deferred Tax Amount" means, with respect to a sale of Advance/Newhouse Common Partnership Units pursuant to Section 9, the product of (x) one (1) minus the Advance/Newhouse Percentage Interest at the time of such sale and (y) the sum of the amounts determined as follows with respect to the assets of the Partnership at the time of the Advance/Newhouse Common Put Closing that were contributed by Advance/Newhouse:

                        (a) the product of (i) the Special Effective Tax Rate
            for the year in which such sale occurs, and (ii) the sum of (A) the Special Income attributable to such assets for the Fiscal Year (or portion thereof) in which such sale occurs, (B) the excess of (y) the Maximum Income Amount of such Fiscal Year (or portion thereof) (based on the Special Income determined in clause (A)) and for all prior years, over (z) the Net Profit allocated to such Partner pursuant to Section 5.3(b)(iii) for such Fiscal Year (or portion thereof) and all prior Fiscal Years, and (C) to the extent any Net Loss or Gross Loss allocated to such Partner for any prior year was used to reduce such Partner's Special Tax Amount for any prior year (pursuant to clause (b)(ii)(y) of the definition of Special Tax Amount) and was not subsequently used to increase such Partner's Special Tax Amount (pursuant to clause (b)(i)(z) of such definition), an amount (expressed as a positive number) equal to the sum of such Net Loss and Gross Loss, and

                        (b) the present value, using the Discount Rate, of an
            amount for each Fiscal Year (or portion thereof) subsequent to such sale equal to the product of (I) the Special Effective Tax Rate of such Partner for the year in which such sale occurs, and (II) the sum of (A) the Special Income attributable to such assets for each such subsequent Fiscal Year (or portion thereof), and (B) the Maximum Income Amount for each such subsequent Fiscal Year (or portion thereof) based on the Special Income determined in clause
            (A)).

            "Priority Return" means, with respect to each outstanding Paragon Preferred Partnership Unit, a sum equal to 10 1/4 percent for the actual number of days in the period for which the Priority Return is being calculated, cumula-


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      tive and compounded annually, on the amount of $1,000 plus any accrued and unpaid Priority Return with respect to such Paragon Preferred Partnership Unit, commencing on the Effective Date.

            "Rate Differential" means, for any year, (i) the excess, if any, of
      (a) the Effective Tax Rate for such year, over (b) the Special Effective Tax Rate for such year, divided by (ii) the Special Effective Tax Rate for such year.

            "Remaining Years" means the number of years following a restructuring pursuant to Section 8 equal to the remaining useful lives as of the time of such restructuring of the assets contributed to the Partnership.

            "Restructuring Deferred Tax Amount" means, on a restructuring pursuant to Section 8.2 and with respect to the assets specified in such Section, and (i) with respect to Paragon:

                  (1) if there is an Excess Debt Shift Tax Amount, the excess of:

                        (a) the product of (I) the Special Effective Tax Rate
            for the year in which such restructuring occurs, and (II) the sum of
            (A) the Special Income, attributable to such assets that were contributed by Paragon for the Fiscal Year (or portion thereof) in which such restructuring occurs (assuming that such restructuring did not occur), (B) the excess of (y) the Maximum Income Amount for such Fiscal Year (or portion thereof) (based on the Special Income determined in clause (A)) and the Maximum Income Amount of Paragon for all prior years with respect to all assets contributed by Paragon, over (z) the Net Profit allocated to Paragon pursuant to
            Section 5.3(b)(iii) for such Fiscal Year (or portion thereof) and all prior Fiscal Years, and (C) to the extent any Net Loss or Gross Loss allocated to Paragon for any prior year was used to reduce such Partner's Special Tax Amount for any prior year (pursuant to clause
            (b)(ii)(y) of the definition of Special Tax Amount) and was not subsequently used to increase such Partner's Special Tax Amount (pursuant to clause (b)(i)(z) of such definition), an amount (expressed as a positive number) equal to the sum of such Net Loss and Gross Loss, over

                        (b) such Excess Debt Shift Tax Amount; or


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                  (2) if there is not an Excess Debt Shift Tax Amount, the sum of:

                        (a) the product of (I) the Special Effective Tax Rate
            for the year in which such restructuring occurs, and (II) the sum of
            (A) the Special Income, attributable to such assets that were contributed by Paragon, for the Fiscal Year (or portion thereof) in which such restructuring occurs (assuming that such restructuring did not occur), (B) the excess of (y) the Maximum Income Amount for such Fiscal Year (or portion thereof) (based on the Special Income determined in clause (A)) and the Maximum Income Amount of Paragon for all prior years with respect to all assets contributed by Paragon, over (z) the Net Profit allocated to Paragon pursuant to
            Section 5.3(b)(iii) for such Fiscal Year (or portion thereof) and all prior Fiscal Years, and (C) to the extent any Net Loss or Gross Loss allocated to Paragon for any prior year was used to reduce such Partner's Special Tax Amount for any prior year (pursuant to clause
            (b)(ii)(y) of the definition of Special Tax Amount) and was not subsequently used to increase such Partner's Special Tax Amount (pursuant to clause (b)(i)(z) of such definition), an amount (expressed as a positive number) equal to the sum of such Net Loss and Gross Loss, and

                        (b) the present value, using the Discount Rate, of an
            amount for each Fiscal Year (or portion thereof) subsequent to such restructuring equal to the excess of (y) the product of (I) the Special Effective Tax Rate for the year in which such restructuring occurs, and (II) the sum of (A) the Special Income, attributable to such assets that were contributed by Paragon, for each such subsequent Fiscal Year (or portion thereof) (assuming that such restructuring did not occur), and (B) the Maximum Income Amount for each such subsequent Fiscal Year (or portion thereof) based on the Special Income determined in clause (A)), over (z) for each such subsequent Fiscal Year (or portion thereof), a proportionate share (based on the ratio of the Special Income for such Fiscal Year (or portion thereof) to total Special Income for all such subsequent Fiscal Years (or portion thereof) of the Debt Shift Tax Amount; and

      (ii) with respect to each of TWE and Advance/Newhouse, the sum of:


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

                        (a) the product of (I) the Special Effective Tax Rate
            for the year in which such restructuring occurs, and (II) the sum of
            (A) the Special Income, attributable to such assets that were contributed by such Partner, for the Fiscal Year (or portion thereof) in which such restructuring occurs (assuming that such restructuring did not occur), (B) the excess of (y) the Maximum Income Amount for such Fiscal Year (or portion thereof) (based on the Special Income determined in clause (A)) and the Maximum Income Amount of such Partner for all prior years with respect to all assets contributed by such Partner, over (z) the Net Profit allocated to such Partner pursuant to Section 5.3(b)(iii) for such Fiscal Year (or portion thereof) and all prior Fiscal Years, and (C) to the extent any Net Loss or Gross Loss allocated to such Partner for any prior year was used to reduce such Partner's Special Tax Amount for any prior year (pursuant to clause (b)(ii)(y) of the definition of Special Tax Amount) and was not subsequently used to increase such Partner's Special Tax Amount (pursuant to clause
            (b)(i)(z) of such definition), an amount (expressed as a positive number) equal to the sum of such Net Loss and Gross Loss, and

                        (b) the present value, using the Discount Rate, of an
            amount for each Fiscal Year (or portion thereof) subsequent to such restructuring equal to the product of (I) the Special Effective Tax Rate of such Partner for the year in which such restructuring occurs, and (II) the sum of (A) the Special Income, attributable to such assets that were contributed by such Partner, for each such subsequent Fiscal Year (or portion thereof) (assuming that such restructuring did not occur), and (B) the Maximum Income Amount for each such subsequent Fiscal Year (or portion thereof) based on the Special Income determined in clause (A)).

            "Special Effective Tax Rate" means, at any time, and from time to time, the effective combined rate of Federal, state and local income and franchise tax that the Partnership would be required to pay, if it were a corporation, on its taxable income for such year, for Federal income tax purposes.

            "Special Income" means, for any year, with respect to any Partner, the sum of:


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

            (i) the excess, if any, of (a) such Partner's distributive share of Depreciation and loss determined as provided in clause (iv) of the definition of Net Profit and Net Loss for such year, over (b) such Partner's distributive share of depreciation, amortization, and other cost recovery deductions and loss for such year for Federal income tax purposes, to the extent such excess results from a difference between the basis for Federal income tax purposes of any assets contributed to the Partnership by any Partner and the Gross Asset Value of such assets;

            (ii) the excess, if any, of (a) such Partner's distributive share of gain for Federal income tax purposes for such year, over (b) such Partner's distributive share of gain determined as provided in clause (iv) of the definition of Net Profit and Net Loss for such year, to the extent such excess results from a difference between the basis for Federal income tax purposes of any assets contributed to the Partnership by any Partner and the Gross Asset Value of such assets;

            (iii) any remedial items allocated to such Partner pursuant to Treasury Regulations Section 1.704-3(d) for such year; and

            (iv) any income or loss for Federal income tax purposes recognized by such Partner with respect to any of such Partner's Subsidiary Beneficial Assets (or recognized by an Affiliate of such Partner which holds any of such Partner's Subsidiary Beneficial Assets).

            "Special Tax Amount" means, for any year, with respect to any Partner, the amount obtained by multiplying (a) the Special Effective Tax Rate for such year, by (b) the excess, if any, of (i) the sum of (x) the sum of the Net Profit and Gross Profit allocated to such Partner pursuant to Sections 5.3(b)(iii) and 5.3(d)(ii) for such year, (y) the Special Income, if any, allocated to such Partner for such year, and (z) to the extent that the Common Tax Amount of such Partner for such year is reduced by any Net Loss or Gross Loss allocated to such Partner for any prior year which was used to reduce such Partner's Special Tax Amount for any prior year, an amount (expressed as a positive number) equal to the sum of such Net Loss and Gross Loss, over (ii) the sum of (x) the Gross Loss allocated to such Partner pursuant to Section 5.3(d)(ii) for the current year, and
      (y) the Net Loss or Gross Loss allocated to such Partner for the current or prior year (other than pursuant to Section 5.3(c)(ii) and 5.3(d)(ii)) but only to the extent that the amounts set forth in this clause (y) were not used in reducing the Common Tax Amount for the current year or the Special Tax Amount for any prior year.

            "Spin-Off Restructuring Notice" means a Restructuring Notice delivered by Advance/Newhouse no later than ninety (90) days following a change in the Chief Executive Officer of the Time Warner Cable Division, or the installment as the Chief Executive Officer of TWE or its corporate successor of someone other than a member at such time of the senior management of TWX or the Chief Executive Officer of the Time Warner Cable Division, as contemplated by a "spin off" or other distribution of TWE or its corporate successor to the shareholders of TWX; provided as to such a change in management (following such a spin-off or other distribution) prior to April 1, 2000, the ninety (90) days period shall be deemed to begin on April 1, 2000.

            "Tax Adjustment Percentage" means, with respect to any year, the amount obtained by dividing (A) the Special Effective Tax Rate for such year by (B) the excess of one (1) over such Special Effective Tax Rate.

            "Taxable Income" or "Taxable Loss" means net income or loss of the Partnership as determined for Federal income tax purposes.

            "Transaction Agreement" means the Agreement, dated as of October 27, 1997, among Advance, Newhouse, Advance/Newhouse, TWE, TW Holding Co. and the Partnership.

            "TWE 704(c)(1)(B) Tax Amount" means, on a restructuring and with respect to assets described in Section 8.2(b)(vii)(A)(II), the sum of:

                  (i) the product of (a) the Special Effective Tax Rate for the year in which such restructuring occurs, and (b) the gain recognized as a result of such restructuring by TWE with respect to such assets pursuant to Section 704(c)(1)(B) of the Code (taking into account Section 704(c)(2) and assuming, for purposes of calculating such gain, that the fair market value of such assets is equal to their Gross Asset Value at the time of such restructuring), and

                  (ii) the present value, using the Discount Rate, of an amount for each of the Remaining Years equal to the product of (a) the Special Effective Tax Rate for the year in which such restructuring occurs, and
      (b) the product of

      (I) (y) the amount determined under clause (i)(b) above divided by (z) the number of Remaining Years, and (II) the Tax Adjustment Percentage for such year of restructuring.

      (2) The following defined terms shall be deleted in their entirety and the following substituted therefor:

            "Advance/Newhouse Percentage Interest" means a fraction (expressed as a percentage) the numerator of which is the number of Common Partnership Units owned by Advance/Newhouse and the denominator of which is the total number of Common Partnership Units owned by all Partners.

            "Capital Account" means an account to be maintained for each Partner which, subject to any contrary requirements of the Code, shall equal the aggregate value of such Partner's Partnership Interest on the Effective Date,

            (A) increased by (i) the amount of cash contributed by such Partner to the Partnership after the Effective Date (not including interest paid by such Partner pursuant to Section 4.1(b)(ii), Section 5.1(a)(iii)(z) or
      Section 5.1(b)(iii)(z) and not including cash deemed contributed by any Partner pursuant to Section 4.1(e)); (ii) the fair market value without regard to Code Section 7701(g) of property contributed by such Partner to the Partnership after the Effective Date (net of liabilities secured by such contributed property that the Partnership is considered to assume or take subject to under Code Section 752) (treating any Subsidiary Beneficial Assets and other Beneficial Assets as if they had been contributed on the Initial Closing Date or the Effective Date, as applicable, and disregarding any subsequent actual contribution of such Subsidiary Beneficial Assets and other Beneficial Assets and any cash flow related thereto); (iii) allocations to it after the Effective Date of Preferred Profit, Gross Profit and Net Profit pursuant to Section 5; (iv) the amount of any liabilities of the Partnership that are assumed by such Partner pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(c); and
      (v) other additions made in accordance with the Code and the provisions of Treasury Regulations Section 1.704-1(b)(2)(iv); and

            (B) decreased by (i) the amount of cash distributed to such Partner by the Partnership after the Effective Date; (ii) allocations to the Partner after the Effective Date of Preferred Loss, Gross Loss and Net Loss pursuant to Section 5; (iii) the fair market value without regard to Code

      Section 7701(g) of property distributed to such Partner by the Partnership after the Effective Date (net of liabilities secured by such distributed property or that such Partner is considered to assume or take subject to under Code Section 752) (taking into account any deemed distributions of Subsidiary Beneficial Assets and other Beneficial Assets); (iv) the amount of such Partner's individual liabilities that are assumed by the Partnership after the Effective Date pursuant to Treasury Regulations
      Section 1.704-1(b)(2)(iv)(c); and (v) other deductions made in accordance with the Code and the provisions of Treasury Regulations Section 1.704-1(b)(2)(iv).

      Notwithstanding the foregoing, for purposes of determining Capital Accounts, (x) all of the adjustments, contributions or distributions required pursuant to the Contribution Agreement to be made subsequent to the Initial Closing Date and the contribution of TWE pursuant to Section 4.1(c)(ii) hereof shall be treated as if they had been made on the Initial Closing Date, (y) the Paragon Adjustment Amount and the TWE Adjustment Amount (as such terms are defined in Section 11 of the Transaction Agreement) shall be treated as if they had been made on the Effective Date, and (z) such adjustments, contributions, distributions, and Adjustment Amounts shall not give rise to any adjustments to Capital Account balances or redetermination of amounts contributed by or distributed to any Partner.

            "Capital Contribution" means either a Common Capital Contribution, a Preferred Capital Contribution or a Paragon Preferred Capital Contribution.

            "Common Capital Contribution" means, (i) with respect to TWE and Advance/Newhouse, the amount of cash contributed by such Partner to the Partnership pursuant to this Agreement (other than cash deemed contributed in exchange for Preferred Partnership Units pursuant to Section 4.1(e)) plus the fair market value without regard to Code Section 7701(g) of property contributed by such Partner to the Partnership pursuant to this Agreement (net of liabilities that are secured by such contributed property or that either Partner is considered to assume under Code Section
      752); and (ii) with respect to Paragon, the excess of (A) the amount of cash contributed by such Partner to the Partnership pursuant to this Agreement (other than cash deemed contributed in exchange for Preferred Partnership Units pursuant to Section 4.1(e)) plus the fair market value without regard to Code Section 7701(g) of property contributed by such Partner to the Partnership pursuant to this Agreement (net of liabilities that are secured by such contributed property or that either Partner is considered to assume under Code Section
      752), over (B) the Paragon Preferred Capital Contribution; and (iii) with respect to all Partners treating any Subsidiary Beneficial Assets and other Beneficial Assets as if they had been contributed on the Initial Closing Date or the Effective Date, as applicable, and disregarding any subsequent actual contribution of such Subsidiary Beneficial Assets or other Beneficial Assets and any cash flow related thereto).

            "Depreciation" means, for each fiscal period, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such fiscal period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes Depreciation shall be determined as set forth in Treasury Regulations Section 1.704-3(d).

            "Partners" means Advance/Newhouse, TWE, and Paragon, and their respective successors-in-interest as Partners under this Agreement, and "Partner" means any of such Partners.

            "Partnership Unit" means either a "Common Partnership Unit," a "Preferred Partnership Unit," or a "Paragon Preferred Partnership Unit," as defined in this Agreement.

            "TWE Percentage Interest" means a fraction (expressed as a percentage) the numerator of which is the number of Common Partnership Units owned by TWE and the denominator of which is the total number of Common Partnership Units owned by all Partners.

                                       II.

                              ADMISSION OF PARAGON

      Upon the execution of this Amendment by the parties hereto, Paragon shall become a Partner of the Partnership and shall become a party to, and be bound by the applicable terms and provisions of, the Partnership Agreement, as amended hereby, as if it were an original party thereto, and each of Advance/Newhouse and TWE shall be deemed to have consented (in accordance with Section 3.2(d) of the Partnership Agreement) to the admission of Paragon as a Partner upon the terms and conditions set forth herein.

                                      III.

                             AMENDMENT TO SECTION 3

      Section 3.1(c) shall be deleted in its entirety and the following substituted therefor:

            (c) Executive Committee. The Managing Partner also shall act upon the advice of a committee (the "Executive Committee") which shall be composed of from three to five individuals. The Executive Committee shall oversee the management and operations of the Partnership, shall make significant business decisions of the Partnership (including without limitation those set forth in Section 3.2 hereof) and shall participate regularly in the overall supervision, direction and control of the Partnership and its employees. Up to two of the members of the Executive Committee shall be designated from time to time by TWE, up to two of the members of the Executive Committee shall be designated from time to time by Advance/Newhouse, and one of the members of the Executive Committee shall be designated from time to time by Paragon Any member of the Executive Committee may be removed and replaced at any time, and from time to time, by the Partner that originally designated such member. The Executive Committee shall hold regular meetings quarterly or at more frequent intervals as determined by the Executive Committee. At each meeting of the Executive Committee, the Managing Partner shall report on its ongoing efforts to acquire on behalf of the Partnership, by swap or otherwise, cable television systems located within the Preferred Cluster Areas. Any Partner, or at least two members of the Executive Committee, may call a special meeting of the Executive Committee upon no less than 48 hours' notice to each member. The designees of each of the Partners on the Executive Committee shall in the aggregate have voting power proportional to their respective Percentage Interests. Except as otherwise provided herein (including without limitation Section 3.2 hereof) or by applicable law, the affirmative vote (or written consent) of a majority of the voting power of all members of the Executive Committee (whether or not present) shall constitute action by the Executive Committee. Regular or special meetings of the Executive Committee may be held in person or telephonically. Each member of the Executive Committee entitled to vote at any meeting of the Executive Committee may authorize another person to act for him by proxy (provided that such proxy must be signed by such member or his attorney-in-fact and shall be revocable by such member at any time prior to such meeting).

                                       IV.

                         AMENDMENTS TO SECTIONS 4 AND 5

      Sections 4 and 5 of the Partnership Agreement shall be deleted in their entirety and new Sections 4 and 5 in the form attached hereto as Exhibit A shall be substituted therefor.

                                       V.

                             AMENDMENT TO SECTION 6

      Section 6.1(a)(iii)(A) shall be deleted in its entirety and the following substituted therefor:

      (A) a transfer of all of a Partner's Partnership Interest (1) to a Newhouse Family Member, or to an Affiliate of Advance/Newhouse so long as at least 80% of the equity of such Affiliate is owned directly or indirectly by one or more Newhouse Family Members, in the case of Advance/Newhouse, (2) to a Wholly-Owned Affiliate of TWE, in the case of TWE, or (3) to TWE, TWX or a Wholly-Owned Affiliate of TWE or TWX, in the case of Paragon

                                       VI.

                             AMENDMENT TO SECTION 8

      Section 8.2 shall be deleted in its entirety and the following substituted therefor:

      1.2 Restructuring of Partnership.

            (1) Upon delivery of a Restructuring Notice in accordance with
Section 8.1 above, Advance/Newhouse and TWE shall negotiate in good faith the restructuring of the Partnership in a manner intended to minimize federal, state and local taxes. Within 60 days after delivery of a Restructuring Notice, upon the request of any Partner, the Managing Partner shall provide all Partners with a report listing all assets of the Partnership, including all projects in development and/or for which the Partnership has been charged.

            (2) If, after a period of three months from the date of delivery of the Restructuring Notice, Advance/Newhouse and TWE have failed to agree on the terms of the restructuring of the

Partnership, the Partnership shall be restructured by the withdrawal of Advance/Newhouse from the Partnership as follows:

                  (1) Within 15 days following the expiration of such three-month period, (A) if at such time Advance/Newhouse holds Preferred Partnership Units the Partnership shall distribute the Preferred Investment Pool attributable to such Preferred Partnership Units in redemption of all Preferred Partnership Units then held by Advance/Newhouse, (B) the Partnership shall calculate the "Restructuring Indebtedness Amount" (as defined in Section 8.2(b)(v) and the "Excess Tax Amount" (as defined in Section 8.2(b)(vi)) of Advance/Newhouse, if any, (C) subject to obtaining any required governmental or other third-party consents or approvals, the Partnership shall distribute 33_% of the Pro Rata Assets (as defined below) to Advance/Newhouse, and (D) TWE shall
(1) divide the remaining assets (and related liabilities) of the Partnership into three pools (the "Asset Pools") which shall meet the Asset Pool Criteria (as defined below) but which shall in any event be of equal value (in TWE's judgment), and (2) deliver a written notice to Advance/Newhouse setting forth the cable television systems and other assets contained in each such Asset Pool (the "Asset Pool Notice"). To the extent physically possible without impairing their inherent operability, assets of the Partnership which relate to more than one cable television system or to the Partnership as a whole shall be allocated either equally to every pool or on a 2/3:1/3 basis to the Partnership and Advance/Newhouse, respectively. Prior to making any distribution under this
Section 8.2(b) or delivering the Asset Pool Notice, the Partnership or TWE, as applicable, shall contribute the assets comprising all developmental projects in which the Partnership has an interest and/or for which the Partnership has been charged (subject to the associated liabilities) to a separate legal entity or otherwise reconstitute such assets (subject to the associated liabilities) in a form (on terms agreed upon by Advance/Newhouse, TWE, and Paragon) that allows an allocation of such assets (subject to the associated liabilities) to Advance/Newhouse and the Partnership as described in the previous sentence. For the purposes of the foregoing, "Pro Rata Assets" shall mean those assets of the Partnership, including without limitation those Beneficial Assets and Subsidiary Beneficial Assets, that are readily divisible into three identical pools without any material diminution in the aggregate value of such assets resulting from such division (such as stock, partnership interests and similar investments). For purposes of the foregoing, "Asset Pool Criteria" shall mean (I) no Preferred Cluster Area may be allocated to more than one Asset Pool, except in accordance with the following: (A) if the number of Subscribers in the Preferred Cluster Area having the largest number of Subscribers exceeds the product of the Determined Percentage and the number of all Subscribers in all Preferred Cluster Areas, then such excess may be allocated to more than one Asset Pool; and (B) if the Preferred Cluster Area having the largest number of Subscribers has been allocated to more than one Asset Pool, and if the number of Subscribers in the Preferred Cluster Area having the second largest number of Subscribers exceeds 33_% of all Subscribers of all the Partnership Systems, then such excess may be allocated to more than one Asset Pool, and (II) (A) Subscribers in the same ADI in a Preferred Cluster Area may not be allocated to more than one pool, except to the extent that any one ADI in a Preferred Cluster Area is permitted to be split under clause (I) above, and (B) to the extent any ADI's are split they shall be split only along the lines of operable units.

                  (2) Within 30 days following the delivery by TWE of the Asset Pool Notice, Advance/Newhouse shall select and retain ownership of one of the Asset Pools and the Partnership shall retain ownership of the remaining Asset Pools; provided that if Advance/Newhouse fails to make such selection within such 30-day period, then the Partnership shall be entitled to select and retain ownership of two of the Asset Pools and Advance/Newhouse shall retain ownership of the remaining Asset Pool. The Asset Pools allocated to Advance/Newhouse and the Partnership in accordance with this paragraph (ii) are referred to herein as the "Advance/Newhouse Asset Pool" and the "TWE Asset Pools," respectively.

                  (3) As promptly as practical following the determination of the Advance/Newhouse Asset Pool and the TWE Asset Pools in accordance with paragraph (ii), subject to obtaining any required governmental or other third-party consents or approvals, the Partnership shall distribute the cable television systems and other assets comprising the Advance/Newhouse Asset Pool to Advance/Newhouse in complete liquidation of its Common Partnership Units; provided that with respect to any assets in the Advance/Newhouse Pool that for Federal income tax purposes were deemed contributed to the Partnership within the immediately preceding Applicable Contribution Period by TWE or Paragon and with respect to any assets in the TWE Asset Pools that for Federal income tax purposes were deemed contributed to the Partnership within the immediately preceding Applicable Contribution Period by Advance/Newhouse, the Partners shall cooperate to cause such liquidation of the Advance/Newhouse Common Partnership Units to be effectuated in a manner, and agree to defer the distribution of assets to such time, as will minimize the taxes payable in connection with such liquidation.

                  (4) As the cable television systems and other assets comprising the Advance/Newhouse Asset Pool are distributed or deemed distributed for Federal income tax purposes, (A) if there is an Excess Tax Amount with respect to Advance/Newhouse, the Partnership shall be allocated liabilities otherwise allocable to the Advance/Newhouse Pool (the "Excess Tax Amount Indebtedness") equal to the product of (y) one (1) minus the Advance/Newhouse Percentage Interest, and (z) such Excess Tax Amount of Advance/Newhouse, (B) Advance/Newhouse shall execute an assumption agreement pursuant to which it will assume (or to the extent necessary, in the case of clause (II) below, will refinance or repay) (I) all liabilities relating to, arising out of or otherwise attributable to the Advance/Newhouse Asset Pool (as reduced by the Excess Tax Amount Indebtedness, if any), and (II) liabilities otherwise allocable to the TWE Asset Pools (the "Restructuring Indebtedness") in an amount equal to the Restructuring Indebtedness Amount and will further agree to indemnify the Partnership for any losses the Partnership might suffer with respect to any of such liabilities, and (C) the Partnership shall agree to indemnify Advance/Newhouse for any losses Advance/Newhouse might suffer with respect to any liabilities relating to, arising out of or otherwise attributable to the TWE Asset Pools or the Excess Tax Amount Indebtedness. The assumption agreement to be executed by Advance/Newhouse shall contain the terms contained in the Assumption Agreement executed by the Partnership in accordance with Section 3.4(a) of the Contribution Agreement and the indemnity of Advance/Newhouse and the Partnership shall be in the form of Sections 8.2 and 8.3 of the Contribution Agreement. As Advance/Newhouse assumes liabilities relating to, arising out of or otherwise attributable to the Advance/Newhouse Asset Pool, Paragon shall guarantee remaining liabilities of the Partnership and take other steps reasonably necessary so as to reduce, to the greatest extent possible, the Debt Shift Tax Amount arising from the restructuring; provided however, that Paragon shall not be required to guarantee remaining liabilities of the Partnership to the extent such guarantee would cause TWE to recognize income pursuant to Code Sections 731 and 752. To the extent possible, liabilities assumed by Advance/Newhouse shall be qualified liabilities (as defined in Treasury Regulation Section 1.707-6(b)(2)) of the Partnership.

                  (5) The "Restructuring Indebtedness Amount" shall equal the product of (A) the Advance/Newhouse Percentage Interest, and (B) the sum of (i) the Priority Return accrued and unpaid as of the date of distribution, (ii) the redemption price for all outstanding Paragon Preferred Partnership Units, and

(iii) the sum of the Excess Tax Amount for the Partners other than Advance/Newhouse and other than the Satisfied Partner.

                  (6) The "Excess Tax Amount" means, for each of two Partners, the Tax Amount that would be remaining for such Partners if the Partnership were to distribute the aggregate Tax Amounts of all Partners to the Partners in accordance with their Percentage Interests until one Partner (the "Satisfied Partner") shall have received its entire Tax Amount.

                  (7) The "Tax Amount" means, for any Partner, the sum of the following amounts determined for such Partner, as applicable:

                        (1) If the restructuring has occurred as a result of the delivery by Advance/Newhouse of a Restructuring Notice that is not a Spin-Off Restructuring Notice:

                              (1) with respect to Paragon, the Paragon
704(c)(1)(B) Tax Amount with respect to assets deemed for Federal income tax purposes contributed to the Partnership within the immediately preceding Applicable Contribution Period by Paragon that are allocated to the Advance/Newhouse Asset Pool,

                              (2) with respect to TWE, if the distribution of
the Advance/Newhouse Asset Pool occurs after April 1, 2000, the TWE 704(c)(1)(B) Tax Amount with respect to assets deemed for Federal income tax purposes contributed to the Partnership by TWE pursuant to the Transaction Agreement within the immediately preceding Applicable Contribution Period that are allocated to the Advance/Newhouse Asset Pool,

                              (3) with respect to each Partner, the
Restructuring Deferred Tax Amount with respect to assets contributed by such Partner (other than, in the case of TWE and Paragon, the assets referred to in clauses (I) and (II)), and

                              (4) with respect to Paragon, the Debt Shift Tax
Amount.

                        (2) If the restructuring has occurred as a result of the delivery by TWE of the Restructuring Notice or the delivery by Advance/Newhouse of a Restructuring Notice that is a Spin-Off Restructuring Notice:

                              (1) with respect to Paragon, the Paragon
704(c)(1)(B) Tax Amount with respect to assets deemed for Federal income tax purposes contributed to the Partnership within the immediately preceding Applicable Contribution Period by Paragon that are allocated to the Advance/Newhouse Asset Pool,

                              (2) with respect to each Partner, the
Restructuring Deferred Tax Amount with respect to assets contributed by such Partner (other than, in the case of Paragon, the assets referred to in clause
(I) above), and

                              (3) with respect to Paragon, the Debt Shift Tax
Amount.

            (3) During the period from the date of delivery of a Restructuring Notice in accordance with Section 8.1 to the date of determination of the Advance/Newhouse Asset Pool and TWE Asset Pools in accordance with Section 8.2(b)(ii), the Partnership shall conduct its business in the ordinary course, consistent with past practice, and shall not engage in any extraordinary transactions that were not contemplated by a previously approved Long Term Strategic Plan or approved by the Executive Committee with the consent of Advance/Newhouse's representatives. Following the determination of the Advance/Newhouse Asset Pool and the TWE Asset Pools in accordance with Section 8.2(b)(ii), to the extent permitted by law, (i) the assets comprising such Asset Pools shall for all purposes be deemed to be owned by Advance/Newhouse and the Partnership, respectively, (ii) the Restructuring Indebtedness shall for all purposes be deemed to be an obligation of Advance/Newhouse and Advance Newhouse shall have no obligation with respect to the Excess Tax Amount Indebtedness which shall for all purposes be deemed to be an obligation of TWE and Paragon as Partners of the Partnership following the restructuring of the Partnership hereunder, and (iii) until the Advance/Newhouse Asset Pool is actually distributed to Advance/Newhouse, (1) Advance/Newhouse's Partnership Interest shall entitle it only to (A) a distributive share of the income, gain, losses and deductions related to the Advance/Newhouse Asset Pool, (B) a distributive share of the assets comprising the Advance/Newhouse Asset Pool (subject to the related liabilities and the Restructuring Indebtedness) and (C) management rights relating to the business and affairs of the Advance/Newhouse Asset Pool, and (2) TWE's and Paragon's Partnership Interest shall entitle them only to (A) a distributive share of the income, gain, losses and deductions related to the TWE Asset Pools, (B) a distributive share of the assets comprising the TWE Asset Pools (subject to the related liabilities and the Excess Tax Amount Indebtedness) and (C) management rights relating to the business and affairs of the TWE Asset Pools.

                                      VII.

                             AMENDMENT TO SECTION 9

      (1) The last sentence of Section 9(d) shall be deleted in its entirety and the following substituted therefor:

      "Partnership Value" shall mean the fair market value, as of the date of valuation, of the business of the Partnership (including the Beneficial Assets and the Subsidiary Beneficial Assets) as a going concern taking into account whether Advance/Newhouse has elected to receive Tax Deferred Consideration or Taxable Consideration in satisfaction of the Advance/Newhouse Common Put Price, reduced by the sum of the Priority Return accrued and unpaid as of the anticipated Advance/Newhouse Common Put Closing (as defined below) and the redemption price for all Paragon Preferred Partnership Units outstanding as of the anticipated Advance/Newhouse Common Put Closing, and assuming that the Preferred Investment Pool shall have been distributed by the Partnership to the holder of any outstanding Preferred Partnership Units immediately prior to such valuation.

      (2) The penultimate sentence of Section 9(g)(ii) shall be deleted in its entirety and the following substituted therefor:

      At the Advance/Newhouse Common Put Closing, TWE shall pay to Advance/Newhouse the Advance/Newhouse Common Put Price, reduced by the Negative Put Deferred Tax Amount and increased by the Positive Put Deferred Tax Amount, and Advance/Newhouse shall, pursuant to such instruments as may be reasonably requested by TWE, deliver to TWE all of its Common Partnership Units in appropriate form for transfer, free and clear of any lien or other encumbrance.

                                      VIII.

                             AMENDMENT TO SECTION 11

      (1) Section 11.5 shall be amended by adding the following language to the end thereof:

      For purposes of the foregoing, "senior management" shall mean the following officers of the TWE Cable Division (or persons having comparable responsibilities): the Chairman and Chief Executive Officer (currently, Joseph J. Collins), the President and Chief Operating Officer (currently, James H. Doolittle), the President and Chief Executive Officer of Time Warner Cable Ventures (currently, Glenn A. Britt), the President and Chief Executive Officer of Time Warner Cable

      Programming (currently, E. Thayer Bigelow Jr.), the Chief Financial Officer (currently, Tommy J. Harris), the Executive Vice Presidents responsible for cable television systems owned by the Partnership (currently, James P. Cottingham, Theodore J. Cutler and Thomas M. Rutledge), the Senior Vice Presidents whose responsibilities significantly relate to the operations of the Partnership (currently, David E. O'Hayre, James Chiddix, Kevin Leddy, Lynn Yaeger, Carl Rossetti and Fred Dressler) and the Presidents of the operating divisions of the Time Warner Cable Division (currently, Steve McPhie, President of Time Warner Communications, President of Time Warner Satellite Services (position now vacant) and Jeff Schwall, President of Time Warner Cable Ventures International). Further, the term "reports" shall include any correspondence to or from such senior management individuals which relate to the operations of the Partnership, except it shall not include preliminary drafts or material prepared in connection with or in preparation for adversarial proceedings between TWE and Advance/Newhouse.

      (2) Section 11 shall be amended by adding the following as Section 11.8:

            11.8 Tax Allocations. No later than 45 days prior to the filing of the Partnership's federal information return and Schedules K-1 thereto, the Managing Partner shall deliver a draft of such return to the Advance/Newhouse Accountants, together with such workpapers as are necessary for the Advance/Newhouse Accountants to review the proposed determinations of Special Income, Maximum Income Amount, and Net Tax Amount of each of the Partners, together with the allocations required by Sections 5.3(b)(iii) and 5.3(d)(ii). The Advance/Newhouse Accountants shall promptly review such proposed determinations and allocations and shall deliver, within 30 days after receipt of the draft return and necessary workpapers, a report ("Adjustment Report") setting forth in reasonable detail the determinations and allocations with which such Accountants disagree. Thereafter, the Managing Partner and the Advance/Newhouse Accountants shall endeavor in good faith to agree to such determinations and allocations prior to the filing of the Partnership's information returns. If any dispute cannot be resolved by the Managing Partner and the Advance/Newhouse Accountants within 10 days after the delivery of the Adjustment Report, the disputed matters shall be referred to a mutually satisfactory independent public accounting firm of national stature which has not been employed by any Partner for the two year preceding the date of such referral, such firm to be selected by the TWE Accountants and the Advance/Newhouse Accountants. In settling any disputed matter (other than a disputed matter arising in connection with a restructuring pursuant to
      Section 8.2 or a put of the Advance/Newhouse interest pursuant to Section
      9), such independent public accounting firm shall apply the understanding of the Partners that on an annual basis the after-tax positions of the Partners with respect to the contributed assets are to be in proportion to their respective Percentage Interests (assuming all Partners are taxable at the Special Effective Tax Rate). The fees of such firm shall be paid by the Partners in accordance with their Percentage Interests.

                                       IX.

                              TECHNICAL AMENDMENTS

      (1) Clause (ii) of the definition of "Affiliate" shall be deleted in its entirety and the following substituted therefor:

            (ii) no Partner nor any Affiliate of any Partner shall be deemed to be an Affiliate of the other Partners or of any Affiliate of the other Partners solely by virtue of the Partners' Partnership Interests; and

      (2) The definition of the terms "Gross Asset Value," "Partnership Interest," and "Preferred Capital Contribution" and Sections 2.1, 3.2, 12.1(d), 12.3(b), 13.4, 15.7 and 15.13 shall be amended by deleting the words "either Partner" from each place in which such words appear therein and inserting in lieu thereof the words "any Partner".

      (3) Section 2.1 shall be amended by deleting the word "between" from the second sentence thereof and inserting in lieu thereof the word "among".

      (4) Sections 2.2(a), 2.4(a)(i) and 2.10(c) shall be amended by inserting the words "Paragon," immediately prior to the words "Advance/Newhouse and TWE" in each place in which such words appear therein.

      (5) Sections 3.1(g) and 11.6 shall be amended by deleting the words "both Partners" from each place in which such words appear therein and inserting in lieu thereof the words "all Partners".

      (6) Sections 2.9, 3.1(h)(iv) and 6.1(a) shall be amended by deleting the words "neither Partner" from each place in which such words appear therein and inserting in lieu thereof the words "no Partner".

      (7) Sections 3.1, 11.5, 12.3(a), 14, 15.5 and 15.13 shall be amended by deleting the words "other Partner" from each place in which such words appear therein and inserting in lieu thereof the words "other Partners".

      (8) Section 15.7 shall be amended by deleting the words "the other Partner" from each place in which such words appear therein and inserting in lieu thereof the words "any other Partner".

                                       X.

                               GENERAL PROVISIONS

      (1) Governing Law; Venue; Disputes. This Agreement shall be governed by the internal laws of the State of New York. Any action, suit or proceeding shall be prosecuted as to any party hereto in the County of New York, State of New York.

      (2) Captions. Section headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

      (3) Other Provisions. Except as amended hereby, the Partnership Agreement shall in all respects continue in full force and effect and the parties ratify and confirm that they continue to be bound by the terms and conditions thereof.

      (4) Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be an original and all of which, when taken together, shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

                                    ADVANCE/NEWHOUSE PARTNERSHIP

                                    By: Advance Communication Corp.,
                                        General Partner

                                    By: /s/ Robert J. Miron
                                        -----------------------------------
                                        Name:  Robert J. Miron
                                        Title:  President

                                    By: Newhouse Broadcasting Corporation,
                                        General Partner

                                    By: /s/ Robert J. Miron
                                        -----------------------------------
                                        Name:  Robert J. Miron
                                        Title:  Vice President


                                    TIME WARNER ENTERTAINMENT COMPANY, L.P.

                                    By: /s/ Spencer B. Hays
                                        -----------------------------------
                                        Name:  Spencer B. Hays
                                        Title: Vice President


                                    PARAGON COMMUNICATIONS

                                    By: KBL Communications Inc.,
                                        General Partner

                                    By: /s/ Spencer B. Hays
                                        -----------------------------------
                                        Name:  Spencer B. Hays
                                        Title: Vice President

                                    EXHIBIT A

SECTION 9 PARTNERSHIP CAPITAL

      9.2 Capital Contributions.

            (1) Initial Contributions. Upon the execution of the Partnership Agreement, Advance/Newhouse contributed to the Partnership cash in the amount of $30.00 and TWE contributed to the Partnership cash in the amount of $60.00.

            (2) Additional Contributions by Advance/Newhouse.

                  (1) On the Initial Closing Date and from time to time thereafter as provided in the Contribution Agreement, and in accordance with the terms and conditions of the Contribution Agreement, Advance/Newhouse contributed or caused to be contributed to the Partnership those assets (including the Beneficial Assets and the Subsidiary Beneficial Assets) specified to be so contributed in the Contribution Agreement. The Partners agree that as of the Initial Closing Date the fair market value of the assets contributed by Advance/Newhouse pursuant to this Section 4.1(b) shall be determined in accordance with Section 2.4 of the Contribution Agreement, or as otherwise agreed to by the parties, and included in the Partnership's records.

                  (2) At any time after the date that is six months following the Effective Date and on or before the earlier of the fourth anniversary of the Effective Date, a restructuring of the Partnership pursuant to Section 8.2, or the purchase and sale of Common Partnership Units pursuant to Section 9(g)(ii), Advance/Newhouse shall contribute to the Partnership cash in the amount of the Advance/Newhouse Contribution Amount. In addition, Advance/Newhouse shall pay interest on the Advance/Newhouse Contribution Amount at the Interest Rate (as defined in Section 5 of the Transaction Agreement) compounded (to the extent not paid) on a quarterly basis, from July 1, 1996 until the date on which the Advance/Newhouse Contribution Amount is paid. Concurrently with the execution of the Amendment, Advance/Newhouse shall execute the Advance/Newhouse Note (as defined in Section 5 of the Transaction Agreement) which shall not be an asset of the Partnership but shall secure Advance/Newhouse's obligation to contribute the Advance/Newhouse Contribution Amount to the Partnership, plus interest, as provided in this Section 4.1(b)(ii).

                  (3) Additional Contributions by TWE.

                  (1) On the Initial Closing Date and from time to time thereafter as provided in the Contribution Agreement, and in accordance with the terms and conditions of the Contribution Agreement, TWE contributed to the Partnership those assets (including the Beneficial Assets and the Subsidiary Beneficial Assets) specified to be so contributed in the Contribution Agreement. The Partners agree that as of the Initial Closing Date the fair market value of the assets contributed by TWE pursuant to this Section 4.1(c) shall be determined in accordance with Section 2.4 of the Contribution Agreement, or as otherwise agreed to by the parties, and included in the Partnership's records.

                  (2) Concurrently with the execution of the Amendment and from time to time thereafter as provided in the Transaction Agreement and in accordance with the terms and conditions of the Transaction Agreement, TWE shall contribute to the Partnership those assets specified in Section 2(a) of the Transaction Agreement, subject to the liabilities set forth in the Transaction Agreement. Such contribution by TWE shall be in satisfaction of certain of its obligations under the Contribution Agreement, as provided in Section 2(d) of the Transaction Agreement.

            (4) Contribution by Paragon. Concurrently with the execution of the Amendment and from time to time thereafter as provided in the Transaction Agreement and in accordance with the terms and conditions of the Transaction Agreement, Paragon shall contribute to the Partnership those assets specified on
Schedule 1 of the Transaction Agreement and in Section 2(b) of the Transaction Agreement, subject to the liabilities set forth in the Transaction Agreement. For purposes of establishing Capital Accounts, the Partners agree that as of the date of the Amendment, the fair market value of the assets contributed by Paragon pursuant to this Section 4.1(d) shall be determined in accordance with the Transaction Agreement.

            (5) Preferred Capital Contributions.

                  (1) Prior to the date of this Amendment, no Preferred Partnership Units were issued to Advance/Newhouse in exchange for Preferred Capital Contributions pursuant to Section 4.2(c).

                  (2) At any time that TWE, Advance/Newhouse or Paragon elects not to receive a proposed distribution from the Partnership pursuant to Section 5.1(c), the amount of such proposed distribution shall be treated as a contribution to the Partnership, in increments of $1,000, in exchange for Preferred

Partnership Units as provided in Section 4.2(c); provided, however, that, notwithstanding the foregoing, if at such time TWE, Advance/Newhouse and Paragon are all treated as having made a concurrent contribution to the Partnership in accordance with this Section 4.1(e)(ii), then the amount of the proposed distribution to TWE, Advance/Newhouse and Paragon shall be treated as Common Capital Contributions and no Preferred Partnership Units shall be issued therefor.

                  (3) Any Distributable Cash retained by the Partnership and treated as a Preferred Capital Contribution in accordance with Section 4.1(e)(i) or 4.1(e)(ii) shall be invested by the Partnership in debt securities in the manner directed by the holder of the applicable Preferred Partnership Units and any amounts received on such debt securities (as interest or otherwise), to the extent not distributed pursuant to Sections 5.1(a)(i), 5.1(b)(i) or 5.2, shall be reinvested in debt securities in the manner directed by the holder of the applicable Preferred Partnership Units. All such debt securities, together with any uninvested amounts received thereon, shall be referred to herein as the "Preferred Investment Pool" with respect to the Preferred Partnership Units held by such Partner.

            (6) Other Additional Capital Contributions. Except as agreed to by the Partners in accordance with Section 3.2 hereof, there shall be no further assessments for additional Common Capital Contributions or Paragon Preferred Capital Contributions by the Partners to the Partnership.

      9.3 Partnership Units.

            (1) Advance/Newhouse and TWE.

                  (1) On the date of the Partnership Agreement, the Partnership issued:

                        (1) to Advance/Newhouse, 300 Common Partnership Units in exchange for Advance/Newhouse's agreement to make the Common Capital Contributions described in Section 4.1(a) and Section 4.1(b)(i); and

                        (2) to TWE, 600 Common Partnership Units in exchange for TWE's agreement to make the Common Capital Contributions described in Section 4.1(a) and Section 4.1(c).

                  (2) As soon as practicable following the determination of the Advance/Newhouse Contribution Amount pursuant to Section 5 of the Transaction Agreement, the Partnership shall issue to Advance/Newhouse the number of Common Partnership Units equal to fifty percent (50%) of the number of Common

Partnership Units issued to Paragon pursuant to Section 4.2(b) hereof. Such Common Partnership Units shall be issued to Advance/Newhouse in exchange for Advance/Newhouse's agreement to make the Capital Contribution described in
Section 4.1(b)(ii).

            (2) Paragon As soon as practicable following the determination of the Net CVI Contribution and the Net Paragon Contribution (as such terms are defined in Sections 1(c) and 2(d) of the Transaction Agreement), the Partnership shall issue to Paragon the number of Paragon Preferred Partnership Units and the number of Common Partnership Units provided in Sections 1(c) and 2(d) of the Transaction Agreement. Such Paragon Preferred Partnership Units and Common Partnership Units shall be issued to Paragon in exchange for Paragon's agreement to make the Capital Contribution described in Section 4.1(d).

            (3) Preferred Partnership Units. At any time that a Partner is treated as having made a contribution to the Partnership pursuant to Section 4.1(e) (unless all Partners are treated as having made such a contribution as provided in the proviso to Section 4.1(e)(ii)), the Partnership shall issue to such Partner, on the date on which such contribution is deemed made, one Preferred Partnership Unit for each $1,000 deemed contributed by such Partner on such date.

      9.4 Indebtedness.

            (1) In accordance with the Transaction Agreement, the Partnership shall assume or otherwise take subject to, the Assumed CVI Liabilities and the Assumed Paragon Liabilities (as such terms are defined in Sections 1(a) and 2(b) of the Transaction Agreement).

            (2) Subject to Sections 3.2(e) and 3.2(f), from time to time upon the written request of either Partner, the Partnership shall incur Indebtedness which, in the good faith judgment of the Managing Partner is available on commercially reasonable terms, provided such Indebtedness expressly is non-recourse to either Partner.

            (3) Subject to the limitation in Section 5.1(a)(iv), in the event the Partnership incurs Indebtedness pursuant to this Section 4.3, the proceeds of such Indebtedness shall be distributed to the Partners in accordance with
Section 5.1 below.

            (4) As promptly as practicable after the Managing Partner determines to cause the Partnership to incur, create or assume any Indebtedness, but not less than 10 days before the incurrence, creation or assumption by the Partnership of such Indebtedness, the Managing Partner shall give Advance/Newhouse notice and a reasonably detailed description thereof, including a description of any restrictions on distributions of the type referred to in the next sentence contained in the agreement governing such Indebtedness (the "Indebtedness Notice"). The Managing Partner shall use reasonable best efforts in negotiating such agreement to exclude from the credit (or other) agreement(s) entered into by the Partnership in connection with such Indebtedness any restrictions on distributions by the Partnership with respect to any Preferred Partnership Units (it being understood that, subject to Section 3.2(g), the Partnership shall not be required to exclude any restrictions on distributions with respect to any Preferred Partnership Units from any such agreement if as a result of such exclusion the Indebtedness governed by such agreement would bear a higher rate of interest or such agreement would contain more restrictive covenants than if such agreement did not exclude such restrictions, assuming for such purpose that the Partnership did not own the assets held in the Preferred Investment Pool).

SECTION 10 CASH DISTRIBUTIONS; ALLOCATIONS OF PROFITS AND LOSSES

      10.2 Distributions.

            (1) Distributions Prior to Sixth Anniversary. Except as provided in Sections 5.1(d), 5.1(e), 5.2 and 8.2, prior to the sixth anniversary of the Effective Date, all distributions by the Partnership shall be made as follows:

                  (1) The Partnership shall, at least quarterly, distribute (to the extent not prohibited by any applicable contractual restrictions) to the holders of the Preferred Partnership Units all cash received with respect to the Preferred Investment Pool associated with such Preferred Partnership Units, until each holder of Preferred Partnership Units shall have received aggregate distributions pursuant to this Section 5.1(a)(i) in an amount equal to the product of the Effective Tax Rate times the Net Cumulative Taxable Preferred Income allocated to such holder of Preferred Partnership Units during the period commencing on the Initial Closing Date and ending on the last day of the fiscal quarter immediately preceding the date of distribution.

                  (2) With respect to any Fiscal Year in which Paragon is expected (based on the Managing Partner's good faith estimate) to be allocated Net Profit pursuant to Section 5.3(b)(ii), the Partnership shall, at least quarterly, distribute

(to the extent not prohibited by any applicable contractual restrictions) to Paragon all Distributable Cash, until Paragon shall have received distributions with respect to its Paragon Preferred Partnership Units in an amount equal to the excess of (A) the sum of (I) such estimated Net Profit and (II) the Net Profit allocated pursuant to Section 5.3(b)(ii) for all prior Fiscal Years, over
(B) the distributions to Paragon pursuant to this Section 5.1(a)(ii) for all prior Fiscal Years.

                  (3) After the Partnership has made distributions with respect to the Preferred Partnership Units and the Paragon Preferred Partnership Units in accordance with clauses (i) and (ii), the Partnership shall, at least quarterly, distribute (to the extent not prohibited by any applicable contractual restrictions) to the Partners Distributable Cash, in proportion to the respective amounts required to be distributed to each such Partner pursuant to this Section 5.1(a)(iii), in an amount equal to 25 percent of such Partner's Net Tax Amount for the taxable year that includes such calendar quarter (as estimated in good faith by the Managing Partner). The Managing Partner's estimate of such Partner's Net Tax Amount for such year shall be revised prior to each distribution for such year and upon the filing of the Partnership's Federal income tax return for such year, and following such revision, (y) the Partnership shall distribute to such Partner the excess (if any) of the amount that should have been distributed to such Partner pursuant to this Section 5.1(a)(iii) based on such revised estimate, over the amount actually distributed to such Partner pursuant to this Section 5.1(a)(iii), plus interest thereon at the rate paid by the Partnership on its senior Indebtedness, or (z) such Partner shall contribute to the Partnership the excess (if any) of the amount actually distributed to such Partner pursuant to this Section 5.1(a)(iii) over the amount that should have been distributed to such Partner pursuant to this Section 5.1(a)(iii) based on such revised estimate, plus interest thereon at the rate paid by the Partnership on its senior Indebtedness. To the extent there is insufficient available cash to make distributions pursuant to this Section 5.1(a)(iii) at the time required, the Partnership shall pay interest on such shortfall at the rate paid by the Partnership on its senior Indebtedness, and such interest shall be paid out of the Partnership's first available Distributable Cash.

                  (4) After the Partnership has made the distributions required by clauses (i), (ii) and (iii), any remaining Distributable Cash shall, at least quarterly, be distributed to the Partners in accordance with their Percentage Interests, unless they make the election provided in Section 5.1(c); provided, however, that during the period ending on the third anniversary of the Effective Date, distributions to any Partner pursuant to this Section 5.1(a)(iv) shall not, without the consent of TWE, exceed an amount which, when added to the distributions to such Partner pursuant to
Section 5.1(a)(iii), exceed the sum of (x) such Partner's permitted "operating cash flow distribution," as determined pursuant to Treasury Regulation Section 1.707-4(b), and (y) the amount of Partnership indebtedness incurred by the Partnership during the taxable year that includes such calendar quarter and the proceeds of which are distributed to the Partners, to the extent such indebtedness is included in such Partner's basis in its interest in the Partnership pursuant to Code Section 752 and Treasury Regulation Section 1.707-5(a)(2).

            (2) Distributions After Sixth Anniversary. Except as provided in Sections 5.1(d), 5.1(e), 5.2 and 8.2, on and after the sixth anniversary of the Effective Date, all distributions by the Partnership shall be made as follows:

                  (1) The Partnership shall, at least quarterly, distribute (to the extent not prohibited by any applicable contractual restrictions) to the holders of the Preferred Partnership Units all cash received with respect to the Preferred Investment Pool associated with such Preferred Partnership Units, until each holder of Preferred Partnership Units shall have received aggregate distributions pursuant to Section 5.1(a)(i) and this Section 5.1(b)(i) in an amount equal to the product of the Effective Tax Rate times the Net Cumulative Taxable Preferred Income allocated to such holder of Preferred Partnership Units during the period commencing on the Initial Closing Date and ending on the last day of the fiscal quarter immediately preceding the date of distribution.

                  (2) With respect to any Fiscal Year in which Paragon is expected (based on the Managing Partner's good faith estimate) to be allocated Net Profit pursuant to Section 5.3(b)(ii), the Partnership shall, at least quarterly, distribute (to the extent not prohibited by any applicable contractual restrictions) to Paragon all Distributable Cash, until Paragon shall have received distributions with respect to its Paragon Preferred Partnership Units in an amount equal to the excess of (A) the sum of (I) such estimated Net Profit and (II) the Net Profit allocated pursuant to Section 5.3(b)(ii) for all prior Fiscal Years, over (B) the distributions to Paragon pursuant to Section 5.1(a)(ii) and this Section 5.1(b)(ii) for all prior Fiscal Years.

                  (3) After the Partnership has made distributions with respect to the Preferred Partnership Units and the Paragon

Preferred Partnership Units in accordance with clauses (i) and (ii), the Partnership shall, at least quarterly, distribute (to the extent not prohibited by any applicable contractual restrictions) to the Partners Distributable Cash, in proportion to the respective amounts required to be distributed to each such Partner pursuant to this Section 5.1(b)(iii), in an amount equal to 25 percent of such Partner's Net Tax Amount for the taxable year that includes such calendar quarter (as estimated in good faith by the Managing Partner). The Managing Partner's estimate of such Partner's Net Tax Amount for such year shall be revised prior to each distribution for such year and upon the filing of the Partnership's Federal income tax return for such year, and following such revision, (y) the Partnership shall distribute to such Partner the excess (if any) of the amount that should have been distributed to such Partner pursuant to this Section 5.1(b)(iii) based on such revised estimate, over the amount actually distributed to such Partner pursuant to this Section 5.1(b)(iii), plus interest thereon at the rate paid by the Partnership on its senior Indebtedness, or (z) such Partner shall contribute to the Partnership the excess (if any) of the amount actually distributed to such Partner pursuant to this Section 5.1(b)(iii) over the amount that should have been distributed to such Partner pursuant to this Section 5.1(b)(iii) based on such revised estimate, plus interest thereon at the rate paid by the Partnership on its senior Indebtedness. To the extent there is insufficient available cash to make distributions pursuant to this Section 5.1(b)(iii) at the time required, the Partnership shall pay interest on such shortfall at the rate paid by the Partnership on its senior Indebtedness, and such interest shall be paid out of the Partnership's first available Distributable Cash.

                  (4) After the Partnership has made the distributions required by clauses (i), (ii) and (iii), the Partnership shall distribute (to the extent not prohibited by any applicable contractual restrictions) any remaining Distributable Cash to Paragon in redemption of outstanding Paragon Preferred Partnership Units, at a redemption price of $1,000 per Paragon Preferred Partnership Unit, so that the Partnership shall have redeemed such Paragon Preferred Partnership Units in accordance with the following:

                        (1) Prior to the seventh anniversary of the Effective Date, the Partnership shall have redeemed one-third of the number of Paragon Preferred Partnership Units originally issued pursuant to Section 4.2(b);

                        (2) Prior to the eighth anniversary of the Effective Date, the Partnership shall have redeemed, in the aggregate, two-thirds of the number of Paragon Preferred Partnership Units originally issued pursuant to Section 4.2(b); and

                        (3) On and after the eighth anniversary of the Effective Date, the Partnership shall have redeemed all outstanding Paragon Preferred Partnership Units.

                  (5) After the Partnership shall have made all distributions required by clauses (i), (ii), (iii) and (iv), any remaining Distributable Cash shall, at least quarterly, be distributed to the Partners in accordance with their Percentage Interests, unless they make the election provided in Section 5.1(c).

            (3) Election Not to Receive Distribution. Notwithstanding Section 5.1(a)(iv) or Section 5.1(b)(v), at any time that the Partnership proposes to make distributions to Advance/Newhouse, TWE or Paragon pursuant to Section 5.1(a)(iv) or Section 5.1(b)(v), any of such Partners may elect not to receive the distribution proposed to be distributed to it, and the amount of such proposed distribution shall be treated as a contribution to the Partnership by such Partner pursuant to Section 4.1(d), and shall no longer be considered to be part of Distributable Cash for purposes of Section 5.1.

            (4) Net Proceeds of Sale. Following the sale, exchange, or other disposition of all or substantially all of the assets of the Partnership, or upon the liquidation of the Partnership within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g), and after payment of, or adequate provision for, the debts and obligations of the Partnership, the remaining assets of the Partnership shall be distributed (or deemed distributed in the event of a termination under Code Section 708(b)(1)(B)) to the Partners (after giving effect to all contributions, distributions, allocations, and other Capital Account adjustments for all taxable years, including the year during which such liquidation occurs) as follows:

                  (1) First, the applicable Preferred Investment Pool shall be distributed to the holder of Preferred Partnership Units in redemption of all such Preferred Partnership Units;

                  (2) Second, the Priority Return accrued and unpaid as of the date of liquidation shall be distributed to

Paragon;

                  (3) Third, all outstanding Paragon Preferred Partnership Units shall be redeemed at a redemption price of $1,000 per Paragon Preferred Partnership Unit; and

                  (4) Finally, the remaining assets of the Partnership shall be distributed to the Partners so as to effectuate the agreement among the Partners that the distributions remaining after paying taxes on the Partners' Special Income and Gross Profit and Gross Loss allocated under Section 5.3(d)(ii) with respect to the year of such distribution are in proportion to their respective Percentage Interests, assuming all Partners are taxed at the Special Effective Tax Rate and taking into account any additional tax paid by Advance/Newhouse due to the inability of it (or the Persons that are the taxpayers with respect to income of it) to use all Taxable Loss allocable to it.

            (5) Withholding. All amounts withheld pursuant to the Code or any provision of any state or local tax law with respect to any payment or distribution to a Partner shall be treated as amounts distributed to such Partner pursuant to Section 5.1 for all purposes of this Agreement.

      10.3 Redemption of Preferred Partnership Units. Upon an Advance/Newhouse Redemption Event, TWE Redemption Event, or Paragon Redemption Event, Advance/Newhouse, TWE or Paragon, respectively, shall have the option to require the Partnership to redeem all or some of the Preferred Partnership Units held by such Partner. Such redemption option shall be exercisable by delivery of a written notice (the "Redemption Notice") to the Partnership indicating that an Advance/Newhouse Redemption Event, TWE Redemption Event or Paragon Redemption Event, as applicable, has occurred, and setting forth the number of Preferred Partnership Units to be redeemed by the Partnership (the "Redeemed Preferred Partnership Units"). As soon as reasonably practicable, but no later than five business days following the delivery of the Redemption Notice, the Partnership shall distribute to Advance/Newhouse, TWE, or Paragon, as applicable, the applicable Preferred Investment Pool (or pro rata portion thereof based on the ratio of the number of Redeemed Preferred Partnership Units to the total number of Preferred Partnership Units held by Advance/Newhouse, TWE or Paragon, as applicable).

      10.4 Allocations of Preferred Profit; Preferred Loss; Net Profit and Net Loss.

            (1) Priority Allocations. All Preferred Profit and Preferred Loss with respect to a Preferred Investment Pool for any Fiscal Year (or portion thereof) shall be allocated to the holder of Preferred Partnership Units to which such Preferred Investment Pool relates.

            (2) Allocations of Net Profit. Except as otherwise provided in Sections 5.3(d) and 5.3(e), after giving effect to the allocations provided in Sections 5.3(a), 5.5 and 5.8, the Net Profit for each Fiscal Year (or portion thereof) shall be allocated to the Partners as follows:

                  (1) First, Net Profit shall be allocated to Paragon until Paragon shall have been allocated Net Profit in an amount equal to the excess, if any, of (A) the aggregate Net Loss allocated to Paragon pursuant to Section 5.3(c)(ii) for all prior Fiscal Years, over (B) the aggregate Net Profit allocated to Paragon pursuant to this Section 5.3(b)(i) for all prior Fiscal Years;

                  (2) Second, Net Profit shall be allocated to Paragon until Paragon shall have been allocated Net Profit in an amount equal to the excess, if any, of (A) the cumulative Priority Return accrued through the end of such Fiscal Year (or portion thereof) over (B) the aggregate Net Profit allocated to Paragon pursuant to this Section 5.3(b)(ii) for all prior Fiscal Years;

                  (3) Third, Net Profit shall be allocated to the Partners, in proportion to and to the extent of the amount required to be allocated pursuant to this Section 5.3(b)(iii), until each such Partner has been allocated Net Profit pursuant to this Section 5.3(b)(iii) in an amount equal to the excess of
(y) such Partner's aggregate Maximum Income Amount for such Fiscal Year and all prior Fiscal Years, over (z) the aggregate Net Profit allocated to such Partner pursuant to this Section 5.3(b)(iii) for all prior Fiscal Years; and

                  (4) Thereafter, Net Profit shall be allocated to the Partners in accordance with their Percentage Interests.

            (3) Allocations of Net Loss. Except as otherwise provided in Sections 5.3(d) and 5.3(e), after giving effect to the allocations provided in Sections 5.3(a), 5.5 and 5.8, Net Loss for each Fiscal Year (or portion thereof) shall be allocated as follows:

                  (1) First, Net Loss for such Fiscal Year (or portion thereof) shall be allocated to the Partners in accordance with their Percentage Interests until Advance/Newhouse's and TWE's Capital Accounts are reduced to the excess, if any, of the aggregate Net Profit allocated to such Partners pursuant to

Section 5.3(b)(iii) for all prior Fiscal Years, over the aggregate Special Tax Amounts distributed to such Partners pursuant to Sections 5.1(a)(iii) and 5.1(b)(iii) for all prior Fiscal Years;

                  (2) Second, Net Loss for such Fiscal Year (or portion thereof) shall be allocated to Paragon until Paragon's Capital Account has been reduced to the excess, if any, of the aggregate Net Profit allocated to Paragon pursuant to Section 5.3(b)(iii) for all prior Fiscal Years, over the aggregate Special Tax Amounts distributed to Paragon pursuant to Sections 5.1(a)(iii) and 5.1(b)(iii) for all prior Fiscal Years; and

                  (3) Thereafter, Net Loss for such Fiscal Year (or portion thereof) shall be allocated to the Partners in accordance with their Percentage Interests.

            (4) Allocation of Gain or Loss Upon Sale. Notwithstanding Section 5.3(b) and Section 5.3(c), and after giving effect to the allocations provided in Section 5.3(a), in the event of a sale, exchange, or other disposition of all or substantially all of the assets of the Partnership, or upon the liquidation of the Partnership within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g), beginning in the year in which the contract or agreement for such sale is entered into or, if such contract or agreement is entered into on or prior to the date on which the Partnership's Federal income tax return with respect to the prior year is required to be filed (not including any extensions), beginning in such prior year:

                  (1) First, Gross Profit shall be allocated to Paragon until Paragon shall have been allocated Gross Profit in an amount equal to the excess, if any, of (A) the sum of (I) the aggregate Net Loss allocated to Paragon pursuant to Section 5.3(c)(ii) for all prior Fiscal Years, and (II) the cumulative Priority Return accrued through the end of such Fiscal Year (or portion thereof), over (B) the aggregate Net Profit allocated to Paragon pursuant to Sections 5.3(b)(i) and Section 5.3(b)(ii) for all prior Fiscal Years;

                  (2) Finally, Gross Profit and Gross Loss shall be allocated to the Partners so as to cause the credit balance in each Partner's Capital Account to equal, as nearly as possible, the amount each Partner would receive in a distribution on dissolution, if the distribution were made in accordance with
Section 5.1(d).

In the event that such sale or liquidation does not take place within the year following the year of the signing of the contract or agreement, or upon the termination of such contract or agreement, if earlier, allocations of Gross Profit or Gross Loss shall be made to reverse, as rapidly as possible, the effect of any such allocations made pursuant to this Section 5.3(d).

      10.5 Section 754 Adjustment. To the extent any adjustment to the adjusted tax basis of any asset of the Partnership pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Treasury Regulations. Any Partner may cause the Partnership to make any election permitted under Code Section 754.

      10.6 Other Allocation Rules.

            (1) In the event that the Partnership is entitled to an income tax deduction for the excess of the Closing Price of a unit of TWX Securities on the Initial Closing Date over the exercise price paid by the Eligible Option Holder for such unit of TWX Securities, such deduction and an equal amount of Gross Loss shall be specifically allocated to TWE or Paragon, as appropriate, and TWE or Paragon, as appropriate, shall be deemed to have made a capital contribution to the Partnership in the same amount.

            (2) In the event that, pursuant to any Final Determination of the Partnership's Taxable Income or Taxable Loss or the Partner's distributive shares thereof, (i) the Partnership's Taxable Income or Taxable Loss is adjusted or (ii) the Partners' distributive shares of the Partnership's Taxable Income or Taxable Loss are adjusted, Gross Profit or Gross Loss shall be allocated to the Partners to reflect the adjustments to the Partnership's Taxable Income or Taxable Loss or the Partners' distributive shares thereof so as to place the Partners as rapidly as possible, in conjunction with any distribution or contribution pursuant to Section 5.1(a)(iii) and Section 5.1(b)(iii), in the same relative positions they would have been in had the Taxable Income or Taxable Loss or distributive shares thereof as adjusted been taken into account originally (including any interest with respect to any deficiency or any refund).

            (3) In the event that interest is paid by the Partnership to a Partner pursuant to Section 5.1(a)(iii) or


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

Section 5.1(b)(iii), a special allocation of Gross Profit shall be made to such Partner in an amount equal to the amount of such interest.

            (4) If any fees or other payments deducted for federal income tax purposes by the Partnership are recharacterized by a final determination of the Internal Revenue Service as nondeductible distributions to any Partner, then, notwithstanding all other allocation provisions, Gross Profit shall be allocated to such Partner (for each Fiscal Year in which such recharacterization occurs) in an amount equal to the fees or payments recharacterized.

            (5) All items of Partnership income, gain, loss, deduction, and any other allocations not otherwise provided for shall be allocated among the Partners in the same proportion as they share the Preferred Profits, Preferred Losses, Net Profits or Net Losses to which such items relate for the Fiscal Year. Any credits against income tax shall be allocated among the Partners in accordance with their Percentage Interests.

            (6) For any year with respect to which the Partnership is required to pay New York City Unincorporated Business Tax, such tax shall be allocated among the Partners in a manner so that the benefit of any deduction, credit, exemption or exclusion that is available to the Partnership as a result of the activities, income or status of or payments by a particular Partner (a "Credit Partner") shall be allocated entirely to such Credit Partner. The foregoing shall be accomplished by charging the amount of such tax to the Capital Account of any Partner that is not a Credit Partner and by distributing to any Credit Partner an amount that bears the same proportion to such tax as such Credit Partner's Percentage Interest bears to the Percentage Interests of the Partners that are not Credit Partners.

            (7) Notwithstanding Section 5.3(b), in the event that the Net Profit allocated to the Partners pursuant to Section 5.3(b)(iii) results in an allocation of Taxable Loss to Advance/Newhouse, then Net Profit shall be reallocated among the Partners so as to effectuate the agreement of the Partners that on an annual basis the distributions pursuant to Sections 5.1(a)(iii), 5.1(a)(iv), 5.1(b)(iii) and 5.1(b)(v) remaining after paying taxes on Special Income and Net Profit allocated pursuant to Sections 5.3(b)(iii) and 5.3(b)(iv) shall be in proportion to their respective Percentage Interests, assuming all Partners are taxed at the Special Effective Tax Rate and taking into account any additional tax paid by Advance/Newhouse due to the inability of it (or the Persons that are the taxpayers with respect to income of it) to use all Taxable Loss allocable to it.

      10.7 Tax Allocations.

            (1) Income, gain, loss, and deduction with respect to any property contributed to the capital of the Partnership, including property purchased with cash contributed to the capital of the Partnership by a Partner shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for Federal income tax purposes and its initial Gross Asset Value in accordance with the remedial allocation method set forth in Treasury Regulations Section 1.704-3(d).

            (2) If the Gross Asset Value of any asset of the Partnership is adjusted pursuant to paragraph (ii) of the definition of Gross Asset Value, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for Federal income tax purposes and its Gross Asset Value in accordance with Section 704(c) and the Treasury Regulations promulgated thereunder, including Treasury Regulations Sections 1.704-1(b)(4)(i) and 1.704-3(d).

            (3) Subject to Section 11.8, any election or other decision relating to any allocations pursuant to this Section 5.6 shall be made by the Partnership, upon the approval of such election or other decision by the Managing Partner, in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 5.6 are solely for purposes of Federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Partner's Capital Account or share of Net Profit, Net Loss, other items, or distributions pursuant to any provision of this Agreement.

            (4) For purposes of Sections 5.1(d) and 5.5, within 45 days after the end of each Fiscal Year, Advance/Newhouse shall provide the Managing Partner with the Advance/Newhouse Loss Amount for such Fiscal Year.

      10.8 Allocation in Event of Transfer. If any Partnership Units are transferred in accordance with Section 6.1, the Preferred Profit, Preferred Loss, Net Profit and Net Loss of the Partnership shall be allocated between the periods before and after the transfer by the closing of the books method. As of the date of such transfer, the transferee shall succeed to the Capital Account, Common Capital Contribution and Preferred Capital Contribution of the transferor Partner, to the extent that the transferor's Capital Account, Common Capital

Contribution and Preferred Capital Contribution relate to the transferred interest. This Section shall apply for purposes of computing a Partner's Capital Account and for federal income tax purposes.

      10.9 Beneficial Assets and Subsidiary Beneficial Assets. The Partnership shall (and the Partners shall not, except as Partners of the Partnership) report, for Federal income tax purposes, the income, gain, deduction and loss with respect to the Beneficial Assets that are not Subsidiary Beneficial Assets, and the Partners shall (and the Partnership shall not) report, for Federal income tax purposes, the income, gain, deduction and loss with respect to the Subsidiary Beneficial Assets. In the event that, pursuant to any Final Determination (as defined below), the Partnership either (x) is treated as the beneficial owner of any of the Subsidiary Beneficial Assets prior to the actual contribution of such Subsidiary Beneficial Assets to the Partnership or (y) is treated as not the beneficial owner of any of the Beneficial Assets that are not Subsidiary Beneficial Assets prior to the actual contribution of such Beneficial Assets to the Partnership, to the extent necessary, appropriate adjustments shall be made to the distributions provided for in Section 5.1 so as to place the Partners and the Partnership in the same positions they would have been in had the Partnership's beneficial ownership of the Subsidiary Beneficial Assets or lack of beneficial ownership of such other Beneficial Assets been taken into account originally.

      10.10 Set-off. If by the earlier of the fourth anniversary of the Effective Date, a restructuring of the Partnership pursuant to Section 8.2, or the purchase and sale of Common Partnership Units pursuant to Section 9(g)(ii), Advance/Newhouse shall not have contributed to the Partnership cash in an amount equal to the Advance/Newhouse Contribution Amount plus interest thereon in accordance with Section 4.1(b)(ii), then, in addition to any other rights and remedies which the Partnership may have, the Partnership is hereby authorized at any time and from time to time, to the fullest extent permitted by law and without prior notice to Advance/Newhouse (or any successor to or transferee of its Partnership Interests), to recoup, set-off and apply any and all amounts at any time owing or otherwise payable by the Partnership to Advance/Newhouse (or any successor to or transferee of its Partnership Interests), including, without limitation, any distributions payable in accordance with

Section 5 and any distributions to, or Partnership liabilities assumed by, Advance/Newhouse in accordance with Section 8.2, and any amounts payable to Advance/Newhouse pursuant to Section 9, to satisfy Advance/Newhouse's obligations to make such contribution. To the extent that any amounts distributable in accordance with Section 5 or Section 8.2 are applied in accordance with the preceding sentence rather than distributed to Advance/Newhouse (or any successor to or transferee of its Partnership Interests), then such amounts shall be deemed distributed by the Partnership to Advance/Newhouse (or such successor or transferee) and recontributed by Advance/Newhouse (or such successor or transferee) to the Partnership and the Capital Account of Advance/Newhouse (or such successor or transferee) shall be adjusted to reflect such deemed distribution and recontribution.


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